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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2013 (March 14, 2014 as to the accounting for black lung obligations in Note 12, and October 10, 2014 as to the retrospective reclassifications related to the sale of oil and gas properties in the Utica Shale region described in Note 3 and changes in segment reporting related to this sale to remove the Oil and Natural Gas segment described in Note 21) relating to the consolidated financial statements of Rhino Resource Partners LP, appearing in the Current Report on Form 8-K of Rhino Resource Partners LP dated October 10, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
October 10, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM